Exhibit 99.1

Contact:

AtriCure, Inc.

Andy Wade

Senior Vice President and Chief Financial Officer

(513) 755-4564

awade@atricure.com

Investor Relations Contact

Lynn Pieper

Westwicke Partners

(415) 202-5678

lynn.pieper@westwicke.com

AtriCure Reports Fourth Quarter and Full Year 2014 Financial Results

•	2014 revenue of $107.5 million – up 31.2%

•	2014 U.S. sales of $80.2 million – up 28.7%

•	2014 International sales of $27.3 million – up 39.2%; 39.8% constant currency

•	Fourth quarter 2014 revenue of $29.4 million – up 34.4%

WEST CHESTER, Ohio – February 23, 2015 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in surgical treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced fourth quarter and full year 2014 financial results.

“Our fourth quarter and full year 2014 results reflect strong performance, with meaningful progress and momentum as we continue to expand treatment of atrial fibrillation and improve patient lives,” said Mike Carrel, President and Chief Executive Officer of AtriCure.

“Entering 2015, our foundation is strong, and we plan to continue to solidify the future of our market building strategy with thoughtful investments into our growth initiatives - clinical data and validation, education and training, and new products and indications. This gives us great confidence for many exciting years ahead of us, with strong commercial execution and market expansion.”

2014 Financial Results

Revenue for 2014 was $107.5 million, an increase of $25.6 million or 31.2% (31.4% on a constant currency basis), compared to 2013 revenue. Domestic revenue increased 28.7% to $80.2 million, driven by strong sales of ablation-related open-heart products, ablation-related minimally invasive products, and AtriClip products. International revenue was $27.3 million, an increase of $7.7 million or 39.2% (39.8% on a constant currency basis) when compared to $19.6 million for 2013. International revenue growth was driven primarily by increases in product sales in Europe and Asia.

Gross profit for 2014 was $75.8 million compared to $59.6 million for 2013. Gross margin for 2014 was 70.5% compared to 72.7% for 2013. The decrease in gross margin was primarily due to lower margins on products obtained through the December 2013 Estech acquisition, an increased mix of international sales, and heavier placement of loaned equipment.

Loss from operations for 2014 was $16.4 million as compared to $10.9 million for 2013. Adjusted EBITDA, a non-GAAP measure, was a loss of $12.0 million for 2014 as compared to a loss of $5.8 million for 2013. Net loss per share was $0.61 for 2014 and $0.56 for 2013.

Fourth Quarter 2014 Financial Results

Revenue for the fourth quarter of 2014 was $29.4 million, an increase of $7.5 million or 34.4% (36.5% on a constant currency basis) compared to fourth quarter 2013 revenue. Domestic revenue increased 34.9% to $22.1 million, driven by strong sales of ablation-related open-heart products, ablation-related minimally invasive products, and AtriClip products. International revenue was $7.3 million, an increase of $1.8 million or 33.1% (41.3% on a constant currency basis) when compared to $5.5 million for the fourth quarter of 2013. International revenue growth was driven primarily by an increase in product sales in Europe and Asia.

Gross profit for the fourth quarter of 2014 was $20.4 million compared to $15.7 million for the fourth quarter of 2013. Gross margin for the fourth quarter of 2014 and 2013 was 69.4% and 71.6%, respectively. The decrease in gross margin was primarily due to lower margins on products obtained through the December 2013 Estech acquisition, an increased mix of international sales, and heavier placement of loaned equipment.

Operating expenses for the fourth quarter of 2014 increased 22.9%, or $4.7 million, compared to the fourth quarter of 2013. The increase in operating expenses was driven primarily by an increase in selling, marketing, clinical, product development, and training expenses.

Loss from operations for the fourth quarter of 2014 was $4.8 million, compared to $4.8 million for the fourth quarter of 2013. Adjusted EBITDA, a non-GAAP measure, was a loss of $1.6 million for the fourth quarter of 2014, compared to a $3.3 million loss for the fourth quarter of 2013. Net loss per share was $0.20 for the fourth quarter of 2014 and $0.24 for the fourth quarter of 2013.

2015 Guidance

Management projects that 2015 revenue will be in the range of $122.5 million to $124.5 million, which represents an increase of 14% to 16% over 2014 (16% to 18% on a constant currency basis).

Adjusted EBITDA, a non-GAAP measure, is projected to be a loss in the range of $7 million to $9 million for 2015 as we continue to make strategic investments to drive our long-term growth plan.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Monday, February 23, 2015 to discuss its fourth quarter and full year 2014 financial results. A live webcast of the conference call will be available online from the investor relations page of AtriCure’s corporate website at www.atricure.com. You may also access this call through an operator by calling (866) 318-8619 for domestic callers and (617) 399-5138 for international callers at least 15 minutes prior to the call start time using participant passcode 24418587.

The webcast will be available on AtriCure’s website and a telephonic replay of the call will be available through March 2, 2015. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. The participant passcode is 54221769.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company providing innovative atrial fibrillation (Afib) solutions designed to produce superior outcomes that reduce the economic and social burden of atrial fibrillation. AtriCure’s Synergy™ Ablation System is the first and only surgical device approved for the treatment of Persistent and Longstanding Persistent forms of Afib in patients undergoing certain open concomitant procedures. AtriCure’s AtriClip Left Atrial Appendage Management (LAAM) exclusion device is the most widely sold device worldwide that’s indicated for the occlusion of the left atrial appendage. The company believes cardiothoracic surgeons are adopting its ablation and LAAM devices for the treatment of Afib and reduction of Afib related complications such as stroke. Afib affects more than 33.5 million people worldwide.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates (including projections and guidance), other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, AtriCure’s ability to retain and attract key employees, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, AtriCure’s ability to continue to be in compliance with applicable U.S. federal and state and foreign government laws and regulations, AtriCure’s ability to consummate acquisitions or, if consummated, to successfully integrate acquired businesses into AtriCure’s operations, AtriCure’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings, failure of an acquisition or acquired company to achieve its plans and objectives generally, risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results, competition from existing and new products and procedures, including the development of drug or catheter-based technologies, or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, fluctuations in exchange rates for future sales denominated in foreign currency, which represent a majority of AtriCure’s sales outside of the United States, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, AtriCure uses certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures provide an indication of performance excluding certain items. Our management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing operations and our management believes that the excluded items are typically not reflective of our ongoing core business operations. Further, management uses results of operations before these excluded items as a basis for its strategic planning. The non-GAAP financial measures used by AtriCure may not be the same or calculated the same as those used by other companies. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP.

ATRICURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Domestic Revenue:
Open-heart ablation	$12,164	$9,931	$44,662	$37,843
Minimally invasive ablation	4,276	3,519	16,050	13,648
AtriClip	4,819	2,936	16,675	10,820

Total ablation and AtriClip	21,259	16,386	77,387	62,311
Valve tools	838	—	2,816	—

Total domestic	22,097	16,386	80,203	62,311

International Revenue:
Open-heart ablation	4,270	3,529	16,445	13,064
Minimally invasive ablation	2,108	1,599	7,881	5,354
AtriClip	768	370	2,158	1,160

Total ablation and AtriClip	7,146	5,498	26,484	19,578
Valve tools	172	—	767	—

Total international	7,318	5,498	27,251	19,578

Total revenue	29,415	21,884	107,454	81,889
Cost of revenue	8,995	6,215	31,704	22,326

Gross profit	20,420	15,669	75,750	59,563

Operating expenses:
Research and development expenses	4,997	3,648	18,600	13,440
Selling, general and administrative expenses	20,202	16,859	73,510	57,014

Total operating expenses	25,199	20,507	92,110	70,454

Loss from operations	(4,779)	(4,838)	(16,360)	(10,891)

Other (expense) income, net	(568)	(138)	182	(553)

Loss before income tax expense	(5,347)	(4,976)	(16,178)	(11,444)

Income tax benefit (expense)	3	(4)	(33)	(18)

Net loss	$(5,344)	$(4,980)	$(16,211)	$(11,462)

Basic and diluted net loss per share	$(0.20)	$(0.24)	$(0.61)	$(0.56)

Weighted average shares used in computing net loss per share:
Basic and diluted	26,935	20,785	26,374	20,431

ATRICURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)

(Unaudited)

	December 31, 2014	December 31, 2013
Assets

Current assets:
Cash, cash equivalents and short-term investments	$59,649	$26,211
Accounts receivable, net	17,558	13,652
Inventories	14,257	10,214
Other current assets	2,044	2,410

Total current assets	93,508	52,487

Property and equipment, net	11,552	5,643
Long-term investments	8,894	7,914
Goodwill and intangible assets, net	44,264	45,685
Other noncurrent assets	186	218

Total assets	$158,404	$111,947

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$21,662	$24,675
Other current liabilities and maturities of debt and capital leases	3,981	2,038

Total current liabilities	25,643	26,713

Long-term debt and capital leases	74	4,412
Other noncurrent liabilities	149	8,218

Total liabilities	25,866	39,343

Stockholders’ equity:
Common stock	28	23
Additional paid-in capital	271,282	194,933
Accumulated other comprehensive loss	(348)	(139)
Accumulated deficit	(138,424)	(122,213)

Total stockholders’ equity	132,538	72,604

Total liabilities and stockholders’ equity	$158,404	$111,947

ATRICURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(16,211)	$(11,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	7,571	3,080
Depreciation and amortization of intangible assets	4,774	2,020
Amortization of deferred financing costs	113	115
Loss (gain) on disposal of equipment	118	(6)
Loss from foreign exchange on intercompany transactions	544	—
Amortization/accretion on investments	500	49
Change in allowance for doubtful accounts	(34)	(14)
Change in fair value of contingent consideration	(8,032)	—
Other	95	—
Changes in operating assets and liabilities
Accounts receivable	(4,168)	(1,248)
Inventories	(4,343)	(2,288)
Other current assets	307	(1,257)
Accounts payable and accrued liabilities	(2,791)	5,559
Other non-current assets and liabilities	(43)	230

Net cash used in operating activities	(21,600)	(5,222)

Cash flows from investing activities:
Purchases of available-for-sale securities	(41,107)	(21,243)
Sales and maturities of available-for-sale securities	19,614	6,200
Purchases of property and equipment	(9,207)	(2,864)
Net proceeds from the sale of equipment	77	48
Cash acquired through business combination	—	3,708

Net cash used in investing activities	(30,623)	(14,151)

Cash flows from financing activities:
Net proceeds from sale of stock	65,830	26,872
Payments on debt and capital leases	(6,382)	(2,055)
Proceeds from construction financing obligation	3,699	—
Payment of debt fees and premium on retirement of debt	(181)	(99)
Proceeds from stock option exercises	1,916	1,718
Shares repurchased for payment of taxes on stock awards	(331)	(398)
Proceeds from issuance of common stock under employee stock purchase plan	1,320	790

Net cash provided by financing activities	65,871	26,828

Effect of exchange rate changes on cash and cash equivalents	(156)	(316)

Net increase in cash and cash equivalents	13,492	7,139

Cash and cash equivalents - beginning of period	14,892	7,753

Cash and cash equivalents - end of period	$28,384	$14,892

Supplemental cash flow information:
Cash paid for interest	$115	$473
Cash paid for income taxes	146	30
Noncash investing and financing activities:
Accrued purchases of property and equipment	547	282
Assets acquired through capital lease	47	68
Capital lease asset early termination	38	24
Stock issuance for Estech acquisition	—	39,720
Contingent consideration for acquisition of Estech	—	8,032

ATRICURE, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(In Thousands)

(Unaudited)

Reconciliation of Non-GAAP Adjusted Loss (Adjusted EBITDA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net loss, as reported	$(5,344)	$(4,980)	$(16,211)	$(11,462)
Income tax (income) expense	(3)	4	33	18
Other expense (benefit), net (a)	568	138	(182)	553
Depreciation and amortization expense	1,303	555	4,774	2,020
Share-based compensation expense	1,867	1,008	7,571	3,080
Change in fair value of contingent consideration	—	—	(8,032)	—

Non-GAAP adjusted income (loss) (adjusted EBITDA)	$(1,609)	$(3,275)	$(12,047)	$(5,791)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
(a) Other includes:

Net interest income (expense)	$17	$(130)	$(209)	$(550)
Grant income	—	—	731	—
(Loss) gain due to exchange rate fluctuation	(493)	196	(523)	269
Non-employee stock option (expense) income	(92)	(204)	183	(272)

Other (expense) income, net	$(568)	$(138)	$182	$(553)

# # #